Calculation of Filing Fee Tables
F-10
Nouveau Monde Graphite Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 350,000,000.00	0.0001381	$ 48,335.00
Fees Previously Paid
			Total Offering Amounts:				$ 350,000,000.00		$ 48,335.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 48,335.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, subscription receipts, warrants and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed USD$350,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Nouveau Monde Graphite Inc	F-10	333-256340	05/20/2021		$ 29,968.03	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 263,632,500.00
Fee Offset Claims	2	Nouveau Monde Graphite Inc	F-10	333-289648	08/15/2025		$ 18,366.97	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 86,367,500.00
Fee Offset Sources	3	Nouveau Monde Graphite Inc	F-10	333-256340		05/20/2021						$ 29,968.03
Fee Offset Sources	4	Nouveau Monde Graphite Inc	F-10	333-289648		08/15/2025						$ 18,366.97
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid USD$45,081.00 in connection with its registration of USD$413,200,000 (converted from CAD$500,000,000 at an exchange rate of CAD$1.00 = USD$0.8264, which was the daily average exchange rate reported by the Bank of Canada on May 19, 2021) in maximum aggregate offering price of securities on its registration statement on Form F-10 (333-256340) initially filed with the Securities and Exchange Commission (the "Commission") on May 20, 2021 (the "2021 Registration Statement"). The Registrant issued a total of USD$149,567,500 under the 2021 Registration Statement. Therefore, USD$29,968.03 was unutilized and attributable to USD$263,632,500 of unsold securities previously registered under the 2021 Registration Statement. Accordingly, USD$29,968.03 of the fee paid under the 2021 Registration Statement was utilized for future registration fees pursuant to Rule 457(p) under the Securities Act for the Registrant's registration of USD$350,000,000 in maximum aggregate offering price of securities on its registration statement on Form F-10 (333-289648) initially filed with the Commission on August 15, 2025 (the "2025 Registration Statement"). The Registrant paid USD$23,616.97 in connection with the 2025 Registration Statement. No securities were offered, sold or issued under the 2025 Registration Statement. Accordingly, USD$48,335.00 of the previously paid fees totaling USD$53,585.00 of in connection with the 2021 Registration Statement and the 2025 Registration Statement may be applied to the filing fees payable to this Registration Statement pursuant to Rule 457(p).

[2]	The Registrant previously paid USD$45,081.00 in connection with its registration of USD$413,200,000 (converted from CAD$500,000,000 at an exchange rate of CAD$1.00 = USD$0.8264, which was the daily average exchange rate reported by the Bank of Canada on May 19, 2021) in maximum aggregate offering price of securities on its registration statement on Form F-10 (333-256340) initially filed with the Securities and Exchange Commission (the "Commission") on May 20, 2021 (the "2021 Registration Statement"). The Registrant issued a total of USD$149,567,500 under the 2021 Registration Statement. Therefore, USD$29,968.03 was unutilized and attributable to USD$263,632,500 of unsold securities previously registered under the 2021 Registration Statement. Accordingly, USD$29,968.03 of the fee paid under the 2021 Registration Statement was utilized for future registration fees pursuant to Rule 457(p) under the Securities Act for the Registrant's registration of USD$350,000,000 in maximum aggregate offering price of securities on its registration statement on Form F-10 (333-289648) initially filed with the Commission on August 15, 2025 (the "2025 Registration Statement"). The Registrant paid USD$23,616.97 in connection with the 2025 Registration Statement. No securities were offered, sold or issued under the 2025 Registration Statement. Accordingly, USD$48,335.00 of the previously paid fees totaling USD$53,585.00 of in connection with the 2021 Registration Statement and the 2025 Registration Statement may be applied to the filing fees payable to this Registration Statement pursuant to Rule 457(p).

Offset Note
[3]	This amount is attributable to the aggregate amount of unsold securities that were previously registered under the 2021 Registration Statement and 2025 Registration Statement.

[4]	This amount is attributable to the aggregate amount of unsold securities that were previously registered under the 2021 Registration Statement and 2025 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A